EXHIBIT 32.1

Certification Pursuant to Section 1350 of Chapter 63

Of Title 18 of the United States Code

I, Ralph F. Hake, the Chief Executive Officer of Maytag Corporation, certify that (i) the Form 10-Q for the period ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the foregoing report fairly presents, in all material respects, the financial condition and results of operations of Maytag Corporation.

/s/ Ralph F. Hake
Ralph F. Hake, Chief Executive Officer

November 14, 2003
Date